TIB Financial Corporation
Gulf South Bank Conference
May 6, 2010
Thomas J. Longe - Vice Chairman, CEO and President of TIB Financial Corp.
Stephen J. Gilhooly - EVP, Chief Financial Officer and Treasurer

Except for historical information contained herein,
the statements made in this presentation constitute
“forward-looking” statements within the meaning of
Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934.
Such statements involve certain risks and uncertainties,
including statements regarding the Company’s strategic direction, prospects and future results. Certain factors,
including those outside the Company’s control, may cause actual results to differ materially from those in the “forward-looking”
statements, including economic and other conditions in the markets in which the Company operates; risks associated with acquisitions, competition, seasonality and the other risks discussed
in our filings with the Securities and Exchange Commission, which discussions are incorporated in this presentation by reference.

Current Franchise
Overview

• Headquartered in Naples, Florida,

 with $1.7 billion in total assets.

• 3rd Largest Publically Traded Bank Holding
 Company Headquartered in the State of
 Florida.
• Largest community bank in all of our
 markets.
• 24% deposit market share in the

 Florida Keys.

• Increasing market share and presence

 in Southwest Florida.

• 28 Locations.
 • Florida Keys (9)
 • Homestead (2)
 • Collier County (3)
 • Lee County (9)
 • Sarasota County (5)
• Approximately 60,000 customers and
 125,000 accounts.

Transformation of Business &
Significant Developments
• Realignment and augmentation of management.
• FDIC transaction - Assumed $317 million of deposits ($298 million of core deposits) and operations of nine Riverside Bank of the Gulf Coast offices.
 – Significantly enhanced our market presence in Ft. Myers and Venice.
 – Provided a strong entrance into the contiguous Cape Coral market.
 – As of March 31, 2010, 96% of core deposits have been retained.
• Consolidated Bank of Venice into TIB Bank in September 2009, providing synergy, renewed marketing focus and economies of scale to the organization.
• Acquired Naples Capital Advisors and now provide Wealth Management,
 Private Banking, and Trust Services.

Transformation of Business &
Significant Developments
• Reduction in risk exposure
 o Restructured and de-emphasized indirect lending in late 2007 and early 2008
 o Curtailed construction and development lending beginning in late 2005.
 o Expanded residential lending in late 2007 and early 2008.
 o Further refined credit risk policy to address borrower and collateral type concentrations consistent with the current operating environment.
• Increased core deposits and improved deposit mix.
• Reduced reliance on wholesale funding.
• Created a formalized and focused asset and liability process.
• Enhanced loan and deposit pricing discipline and customer profitability focus.
• Non-performing loans declined from $72.8 million or 6.1% of loans to $55.7 million or 5.4% of loans at March 31, 2010. Total non-performing assets were relatively unchanged at $99.9 million or 5.4% of assets.

Transformation of Business &
Significant Developments
Capital
• Strategic Partnership - raised $10.1 million from two leading Florida families and their related business interests.
• Received $37 million of perpetual preferred stock investment by the U.S.
 Treasury Department’s Capital Purchase Program.
• Initial capital raising success with term sheet executed with Patriot Financial
 Partners for $20 - $25 million.
2010 Annual Meeting
• Increase authorized shares
• Approval of private placement

Key Future Objectives
Short term focus:
• Recapitalization of the Company.
• Decrease non-performing assets.
• Improve net interest margins.
• Contain operating expenses.
• Improve efficiency ratio.
Longer term goal is to provide superior shareholder returns.
• Return on Assets to exceed 1.00%.
• Return on Equity to exceed 12.00%.
• Net Interest Margin to exceed 3.50%.
• Total Assets of approximately $2.5 - $3 billion.

Deposit Franchise - $1,369M

Loan Composition - $1.127M

As of 3/31/2010

Commercial RE and Construction

Commercial Real Estate
$662.9 million
As of 3/31/2010

Non-Performing Loans
($ in thousands)
As of 3/31/2010

Non-Performing Loans by geography

Southwest Florida

As of 3/31/2010 EXCLUDES CONSUMER LOANS

Non-Performing Assets

As of 3/31/2010
*Transferred during the first quarter of 2010

Investment Considerations
• Strong franchise with solid deposit platform with significant growth potential in Southwest Florida.
• Understand risks in the loan portfolio and building momentum in resolving non
 -performing assets.
• One of the strongest balance sheets in Southwest Florida.
 – Continued dominance in legacy markets and growing market presence in SWFL.
 – Additional capital positions TIBB to play offense in the future.
• Experienced and qualified management team.
• Proven success of bank acquisitions - Bank of Venice and Riverside Bank of the Gulf Coast.